UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 18, 2008

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On July 18, 2008, Farm & Home Oil Company LLC (“Farm & Home”) and Buckeye Energy Services LLC (“BES” and, collectively with Farm & Home, the “Borrowers”), each of which is an indirect wholly-owned subsidiary of Buckeye Partners, L.P., entered into a First Amendment (the “First Amendment”) to the Credit Agreement (the “Credit Agreement,” and the credit facility evidenced by the Credit Agreement, the “Facility”), dated as of May 20, 2008, with BNP Paribas, as Administrative Agent, Collateral Agent, and Lead Arranger and the other lenders from time to time party thereto. After giving effect to the First Amendment and other transactions effected concurrently with the effectiveness of the First Amendment, the Facility is successfully syndicated and provides for borrowings up to $160,000,000 compared to a previous maximum of $150,000,000.  Subject to customary conditions, including procurement of the requisite lender commitments, the Facility may still be increased in the future to permit maximum borrowings of up to $250,000,000.

                Because the Credit Agreement previously contemplated only $50 million increments in maximum borrowing capacity, as opposed to the $10 million increment that was agreed to in the First Amendment, and the Credit Facility ties certain sub-limits (i.e., limits on Daylight Overdraft Loans (as defined in the Credit Agreement), letters of credit and Swing Line Loans (as defined in the Credit Agreement), referred to herein as “Tranche Sub-Limits”) and financial covenant levels to aggregate maximum borrowing capacity (which is referred to as the “Maximum Sub-Limit”), the First Amendment modifies the Tranche Sub-Limits and the financial covenant levels.  The modifications provide that the Tranche Sub-Limits and financial covenants previously described as applicable for Maximum Sub-Limits of $200,000,000 and $250,000,000 will now be applicable for Maximum Sub-Limits above $150,000,000 up to $200,000,000 and above $200,000,000 up to $250,000,000, respectively.

                The First Amendment also modifies the interest rate margin provisions of the Credit Agreement to provide that borrowings under the Facility will bear interest at the Administrative Agent’s Cost of Funds (as defined in the Credit Agreement) plus 1.75%, the Eurodollar Base Rate (as defined in the Credit Agreement) plus 1.75%, or the Prime Rate (as defined in the Credit Agreement) plus 0.25%, based on the election of the applicable Borrower for each interest period.

                The full text of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

10.1

First Amendment, dated as of July 18, 2008, to the Credit Agreement, dated as of May 20, 2008, among Farm & Home Oil Company LLC, Buckeye Energy Services LLC, BNP Paribas and other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ Stephen C. Muther
Stephen C. Muther
President

Dated: July 21, 2008

Exhibit Index

Exhibit

10.1

First Amendment, dated as of July 18f, 2008, to the Credit Agreement, dated as of May 20, 2008, among Farm & Home Oil Company LLC, Buckeye Energy Services LLC, BNP Paribas and other lenders party thereto.